Exhibit 99.1

Press Release

INVESTOR RELATIONS CONTACT:
Ralph Giacobbe
860-787-7968
Ralph.Giacobbe@TheCignaGroup.com

MEDIA CONTACT:
Justine Sessions
860-810-6523
Justine.Sessions@Evernorth.com

The Cigna Group Reports Strong Third Quarter 2025 Results, Reaffirms 2025 Adjusted EPS Outlook

•	Total revenues for the third quarter 2025 increased 10% to $69.7 billion

•	Shareholders’ net income for the third quarter 2025 was $1.9 billion, or $6.98 per share

•	Adjusted income from operations[1] for the third quarter 2025 was $2.1 billion, or $7.83 per share

•	Reaffirms 2025 outlook for adjusted income from operations[1,2] of at least $29.60 per share[2]

•	The Cigna Group announced a new rebate-free pharmacy benefit model designed to lower costs, improve transparency, and support local pharmacies

BLOOMFIELD, CT, October 30, 2025 – Global health company The Cigna Group (NYSE: CI) today reported third quarter 2025 results that reflect strategic execution across its diverse portfolio of businesses.

“Our strong quarterly results reflect the breadth of our businesses and focused execution on our growth strategy, even in a dynamic environment,” said David M. Cordani, chairman and CEO of The Cigna Group. “We continue to lead positive change and are addressing some of healthcare’s biggest challenges. Our new market-defining rebate-free pharmacy benefit model will further lower costs and enhance transparency for the benefit of those we serve.”

Shareholders’ net income for third quarter 2025 was $1.9 billion, or $6.98 per share. This compares with $0.7 billion, or $2.63 per share, for third quarter 2024, which included a one-time non-cash after-tax investment loss of $1.0 billion, or $3.69 per share.

The Cigna Group’s adjusted income from operations1 for third quarter 2025 was $2.1 billion, or $7.83 per share, compared with $2.1 billion, or $7.51 per share, for third quarter 2024.

A reconciliation of shareholders’ net income to adjusted income from operations1 is provided on the following page and on Exhibit 1 of this earnings release.

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of total revenues to adjusted revenues3 and shareholders’ net income to adjusted income from operations1:

Consolidated Financial Results (dollars in millions):
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2025	2024	2025	2025

Total Revenues	$69,748	$63,694	$67,178	$202,428
Net Investment Results from Equity Method Investments[3]	(178)	(177)	(44)	(272)
Special Item related to Impairment of dividend receivable[3]	—	182	—	—
Adjusted Revenues[3]	$69,570	$63,699	$67,134	$202,156

Consolidated Earnings, net of taxes
Shareholders’ Net Income	$1,868	$739	$1,532	$4,723
Net Investment (Gains) Losses[1]	(43)	740	(103)	(194)
Amortization of Acquired Intangible Assets[1]	332	333	330	998
Special Items[1]	(61)	300	171	339
Adjusted Income from Operations[1]	$2,096	$2,112	$1,930	$5,866

Shareholders’ Net Income, per share	$6.98	$2.63	$5.71	$17.52
Adjusted Income from Operations[1], per share	$7.83	$7.51	$7.20	$21.76

•
Total revenues for third quarter 2025 increased 10% relative to third quarter 2024, primarily driven by Evernorth Health Services and includes growth of existing client relationships and strong specialty pharmacy growth.

•
Adjusted income from operations[1] for third quarter 2025 decreased 1% relative to third quarter 2024, primarily driven by lower contributions from Cigna Healthcare, partially offset by growth in Specialty & Care Services and higher contributions in Corporate.

•
The SG&A expense ratio[4] and adjusted SG&A expense ratio[4] were 4.8% and 4.6%, respectively, for third quarter 2025, compared to 5.6% and 5.5%, respectively, in third quarter 2024, reflecting business mix shift.

CUSTOMER RELATIONSHIPS

The following table summarizes The Cigna Group’s medical customers and overall customer relationships:

Customer Relationships (in thousands):
	As of the Periods Ended
	September 30,		June 30,	December 31,
	2025	2024	2025	2024

Total Pharmacy Customers[5]	122,486	119,996	121,892	118,304

U.S. Healthcare	16,352	17,406	16,355	17,502
International Health	1,707	1,642	1,691	1,645
Total Medical Customers[5]	18,059	19,048	18,046	19,147

Behavioral Care	23,526	23,662	23,852	23,932
Dental	18,419	18,251	18,446	18,258
Medicare Part D	—	2,557	—	2,571

Total Customer Relationships[5]	182,490	183,514	182,236	182,212

•	Total customer relationships[5] at September 30, 2025 were 182.5 million. Excluding the impact of the HCSC transaction[6], total customer relationships[5] increased 2% from December 31, 2024.

•	Total pharmacy customers[5] at September 30, 2025 increased 4% from December 31, 2024 to 122.5 million due to new sales and the continued expansion of relationships.

•
Total medical customers[5] at September 30, 2025 decreased 6% from December 31, 2024 to 18.1 million, primarily reflecting the impact of the HCSC transaction[6]. Excluding the impact of the HCSC transaction[6], total medical customers[5] as of September 30, 2025 were consistent with December 31, 2024.

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 1 for a reconciliation of adjusted income from operations1 to shareholders’ net income.

Evernorth Health Services

This segment includes the Pharmacy Benefit Services and Specialty and Care Services operating segments, which provide independent and coordinated health solutions and capabilities to enable the health care system to work better and help people live healthier lives.

Pharmacy Benefit Services drives high-quality, cost-effective pharmacy care through various services such as drug claim adjudication, retail pharmacy network administration, benefit design consultation, drug utilization review, drug formulary management and access to our home delivery pharmacy. Specialty and Care Services provides specialty drugs for the treatment of complex and rare diseases, specialty distribution of pharmaceuticals and medical supplies, as well as clinical programs to help our clients drive better whole-person health outcomes through care services.

Financial Results (dollars in millions):
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2025	2024	2025	2025
Total Adjusted Revenues
Pharmacy Benefit Services	$34,091	$28,812	$31,954	$95,787
Specialty and Care Services	$26,300	$23,825	$25,871	$76,110
Adjusted Revenues[3]	$60,391	$52,637	$57,825	$171,897
Adjusted Income from Operations, Pre-Tax
Pharmacy Benefit Services	$975	$1,038	$833	$2,352
Specialty and Care Services	$928	$838	$863	$2,681
Adjusted Income from Operations, Pre-Tax[1]	$1,903	$1,876	$1,696	$5,033
Margin, Pre-Tax[7]	3.2%	3.6%	2.9%	2.9%

•	Evernorth Health Services third quarter 2025 adjusted revenues[3] and adjusted income from operations, pre-tax[1], increased 15% and 1%, respectively, relative to third quarter 2024.

•	For Pharmacy Benefit Services third quarter 2025 relative to third quarter 2024:
◦	Adjusted revenues[3] increased 18% reflecting strong organic growth, including the growth of existing client relationships, and new business.

◦	Adjusted income from operations, pre-tax[1], decreased 6%, reflecting strategic investments and initiatives to support business growth.

•	For Specialty and Care Services third quarter 2025 relative to third quarter 2024:
◦	Adjusted revenues[3] increased 10% reflecting strong specialty volume growth.

◦	Adjusted income from operations, pre-tax[1], increased 11% reflecting strong organic growth in specialty businesses, including increased adoption of biosimilars.

Cigna Healthcare

This segment includes the U.S. Healthcare and International Health operating segments, which provide comprehensive medical and coordinated solutions to clients and customers. U.S. Healthcare provides medical plans and other benefits and solutions for insured and self-insured clients as well as individual health plans. International Health provides health care solutions in our international markets, as well as health solutions for globally mobile individuals and employees of multinational organizations. U.S. Healthcare included the Medicare and related businesses until the divestiture of such businesses to Health Care Services Corporation (“HCSC”)6 on March 19, 2025.

Financial Results (dollars in millions):
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2025	2024	2025	2025

Adjusted Revenues[3,8]	$10,755	$13,163	$10,754	$35,991
Adjusted Income from Operations, Pre-Tax[1]	$1,038	$1,174	$1,094	$3,419
Margin, Pre-Tax[7]	9.7%	8.9%	10.2%	9.5%

•
Third quarter 2025 adjusted revenues[3,8] decreased 18% relative to third quarter 2024, primarily reflecting the impact of the HCSC transaction[6,8]. Excluding the impact of the HCSC transaction[6,8], third quarter 2025 adjusted revenues[3,8] increased 6% relative to third quarter 2024, primarily driven by premium rate increases to cover expected increases in medical costs.

•	Third quarter 2025 adjusted income from operations, pre-tax[1], decreased 12% relative to third quarter 2024, primarily driven by a higher MCR[4].

•
The Cigna Healthcare MCR[4] was 84.8% for third quarter 2025 compared to 82.8% for third quarter 2024, due to our Individual and Family Plans business and higher stop loss medical costs relative to the prior year. The higher stop loss medical costs are consistent with our expectations as well as prior commentary.

•
Cigna Healthcare net medical costs payable[9] was $4.53 billion at September 30, 2025, $4.49 billion at June 30, 2025, and $4.93 billion at September 30, 2024. The year-over-year decrease was primarily driven by the HCSC transaction[6] which included $932 million in net medical costs payable[9] at September 30, 2024. Favorable prior year reserve development on a gross pre-tax basis was $319 million and $422 million for the nine months ended September 30, 2025 and 2024, respectively.

Corporate and Other Operations

Corporate reflects interest expense, amounts not allocated to operating segments and includes intersegment eliminations. Other Operations is comprised of Corporate Owned Life Insurance (“COLI”), the Company’s run-off operations and other non-strategic businesses.

Financial Results (dollars in millions):
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2025	2024	2025	2025

Adjusted (Loss) from Operations, Pre-Tax[1]	$(363)	$(431)	$(357)	$(1,131)

2025 OUTLOOK2

The Cigna Group’s outlook2 for full year 2025 consolidated adjusted income from operations1,2 is at least $29.60 per share2. Additionally, this outlook includes the impact of expected future share repurchases and anticipated 2025 dividends.

(dollars in millions, except where noted and per share amounts)
2025 Consolidated Metrics	Projection for Full Year Ending December 31, 2025
Adjusted Income from Operations, per share[1,2]	at least $29.60
Evernorth Adjusted Income from Operations, Pre-Tax[1,2]	at least $7,200
Cigna Healthcare Adjusted Income from Operations, Pre-Tax[1,2]	at least $4,125
Cigna Healthcare Medical Care Ratio[2,4]	83.2% to 84.2%

The foregoing statements represent the Company’s current estimates of The Cigna Group’s 2025 consolidated and segment adjusted income from operations1,2 and other key metrics as of the date of this release.  Actual results may differ materially depending on a number of factors.  Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on The Cigna Group’s website in the Investor Relations section (https://investors.thecignagroup.com/overview/default.aspx). Management will be hosting a conference call to review third quarter 2025 results and discuss full year 2025 outlook beginning today at 8:30 a.m. ET.  A link to the conference call is available in the Investor Relations section of The Cigna Group’s website located at https://investors.thecignagroup.com/events-and-presentations/default.aspx.

The call-in numbers for the conference call are as follows:
Live Call
(888) 566-1889  (Domestic)
(773) 799-3989   (International)
Passcode: 10302025

Replay
(866) 405-7290   (Domestic)
(203) 369-0603   (International)

It is strongly suggested you dial in to the conference call by 8:15 a.m. ET.

About The Cigna Group

The Cigna Group (NYSE: CI) is a global health company committed to creating a better future built on the vitality of every individual and every community. We relentlessly challenge ourselves to partner and innovate solutions for better health. The Cigna Group includes products and services marketed under Evernorth Health Services, Cigna Healthcare, or its subsidiaries. The Cigna Group maintains sales capabilities in more than 30 markets and jurisdictions, and has more than 180 million customer relationships around the world. Learn more at thecignagroup.com.

Notes:

1.
Adjusted income (loss) from operations is a principal financial measure of profitability used by The Cigna Group’s management because it presents the underlying results of operations of the Company’s businesses and facilitates analysis of trends in underlying revenue, expenses and shareholders’ net income. Adjusted income (loss) from operations is defined as shareholders’ net income (or income before income taxes less pre-tax income (loss) attributable to noncontrolling interests for the segment metric) excluding net investment gains/losses, amortization of acquired intangible assets and special items. The Cigna Group’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded. Special items are matters that management believes are not representative of the underlying results of operations due to their nature or size. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results and on a pre-tax basis for segment results. Consolidated adjusted income (loss) from operations is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income. See Exhibit 1 for a reconciliation of consolidated adjusted income from operations to shareholders’ net income.

2.
Management is not able to provide a reconciliation of adjusted income from operations to shareholders’ net income, on a forward-looking basis because it is unable to predict, without unreasonable effort, certain components thereof including (i) future net investment results and (ii) future special items. These items are inherently uncertain and depend on various factors, many of which are beyond The Cigna Group’s control. As such, any associated estimate and its impact on shareholders’ net income and total revenues could vary materially.

The Company’s outlook excludes the potential effects of any other business combinations that may occur after the date of this earnings release. The Company’s outlook includes the potential effects of expected future share repurchases and anticipated 2025 dividends.

The timing and actual number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternate uses of capital. The share repurchase program may be effected through open market purchases in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, including through Rule 10b5-1 trading plans, or privately negotiated transactions. The program may be suspended or discontinued at any time.

3.
Adjusted revenues is used by The Cigna Group’s management because it facilitates analysis of trends in underlying revenue. The Company defines adjusted revenues as total revenues excluding the following adjustments: special items and The Cigna Group’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting. Special items are matters that management believes are not representative of the underlying results of operations due to their nature or size. We exclude these items from this measure because management believes they are not indicative of past or future underlying performance of the business. Adjusted revenues is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, total revenues. See Exhibit 1 for a reconciliation of consolidated adjusted revenues to total revenues.

4.	Operating ratios are defined as follows:
•
The Cigna Healthcare medical care ratio (“MCR”) represents medical costs as a percentage of premiums for all Cigna Healthcare risk products provided through guaranteed cost or experience-rated funding arrangements. Changes in percentages may be expressed in basis points (“bps”).

•
SG&A expense ratio on a GAAP basis for the third quarter 2025 represents enterprise selling, general and administrative expenses of $3,362 million as a percentage of total revenue of $69.7 billion at a consolidated level. SG&A expense ratio on a GAAP basis for the third quarter 2024 represents enterprise selling, general and administrative expenses of $3,590 million as a percentage of total revenue of $63.7 billion at a consolidated level.

•
Adjusted SG&A expense ratio for the third quarter 2025 represents enterprise selling, general and administrative expenses of $3,191 million excluding special items of $171 million as a percentage of adjusted revenue at a consolidated level. Adjusted SG&A expense ratio for the third quarter 2024 represents enterprise selling, general and administrative expenses of $3,513 million excluding special items of $77 million as a percentage of adjusted revenue at a consolidated level.

5.	Customer relationships are defined as follows:
•
Total medical customers includes individuals who meet any one of the following criteria: (i) are covered under a medical insurance policy, managed care arrangement, or administrative services agreement issued by Cigna Healthcare; (ii) have access to Cigna Healthcare’s provider network for covered services under their medical plan; or (iii) have medical claims that are administered by Cigna Healthcare.

•	Total customer relationships and total medical customers as of December 31, 2024, excluding the impact of the HCSC transaction[3], were 179,712 thousand and 18,055 thousand, respectively.

6.
On March 19, 2025, the company completed the sale (the “HCSC transaction”) of its Medicare Advantage, Medicare Individual Stand-Alone Prescription Drug Plans, Medicare and Other Supplemental Benefits, and CareAllies businesses to Health Care Services Corporation (“HCSC”).

7.	Margin, pre-tax, is calculated by dividing adjusted income (loss) from operations, pre-tax by adjusted revenues for each segment.

8.
The Cigna Group owns noncontrolling interests in certain operating joint ventures. As such, the adjusted revenues for the Cigna Healthcare segment only include the Company’s share of the joint ventures’ earnings reported in Fees and Other Revenues using the equity method of accounting under GAAP.

Set forth below is a table that presents the impact of the HCSC transaction on Cigna Healthcare Adjusted Revenues for the periods presented. Management believes that the presentation of this measure is useful to investors because it permits a comparison of the Company’s go-forward business across periods.

Financial Results (dollars in millions):
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2025	2024	2025	2025

Cigna Healthcare Adjusted Revenues[3]	$10,755	$13,163	$10,754	$35,991
Less: U.S. Healthcare - divested businesses revenues	—	2,998	—	3,850
Cigna Healthcare Adjusted Revenues[3] excluding U.S. Healthcare - divested businesses revenues	$10,755	$10,165	$10,754	$32,141

9.
Medical costs payable within the Cigna Healthcare segment are presented net of reinsurance and other recoverables. The gross medical costs payable balance was $4.68 billion as of September 30, 2025, $4.64 billion as of June 30, 2025, and $5.09 billion as of September 30, 2024.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made in connection with this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on The Cigna Group’s current expectations and projections about future trends, events and uncertainties. These statements are not historical facts. Forward-looking statements may include, among others, statements concerning our projected outlook for 2025 (including adjusted revenues; adjusted income from operations, including on a per share, and segment basis; adjusted SG&A expense ratio; adjusted effective tax rate; cash flow from operations; capital expenditures; shareholder dividends; weighted average shares outstanding; medical care ratio; and total medical customers); future financial or operating performance, including our ability to improve the health and vitality of those we serve; future growth, business strategy and strategic or operational initiatives, including our ability to successfully implement actions across our business to strengthen our platform and build a more sustainable model for healthcare; economic, regulatory or competitive environments; capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; and other statements regarding The Cigna Group’s future beliefs, expectations, plans, intentions, liquidity, cash flows, financial condition or performance. You may identify forward-looking statements by the use of words such as “believe,” “expect,” “project,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to achieve our strategic and operational initiatives; our ability to adapt to changes in an evolving and rapidly changing industry; our ability to compete effectively, differentiate our products and services from those of our competitors and maintain or increase market share; price competition, inflation and other pressures that could compress our margins or result in premiums that are insufficient to cover the cost of services delivered to our customers; the potential for actual claims to exceed our estimates related to expected medical claims; our ability to develop and maintain satisfactory relationships with health care payors, physicians, hospitals, other health service providers and with producers and consultants; our ability to maintain relationships with one or more key pharmaceutical manufacturers or if payments made or discounts provided decline; changes in the pharmacy provider marketplace or pharmacy networks; changes in drug pricing or industry pricing benchmarks; our ability to invest in and properly maintain our information technology and other business systems; our ability to prevent or contain effects of a potential cyberattack or other privacy or data security incident; risks related to our use of artificial intelligence and machine learning; political, legal, operational, regulatory, economic and other risks that could affect our multinational operations, including currency exchange rates; risks related to strategic transactions and realization of the expected benefits of such transactions, as well as integration or separation difficulties or underperformance relative to expectations which could lead to an impairment charge; dependence on success of relationships with third parties; risk of significant disruption within our operations or among key suppliers or third parties; potential liability in connection with managing medical practices and operating pharmacies, onsite clinics and other types of medical facilities; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; uncertainties surrounding participation in government-sponsored programs and providing services to payors who participate in government-sponsored programs; the outcome of litigation, regulatory audits and investigations; compliance with applicable privacy, security and data laws, regulations and standards; potential failure of our prevention, detection and control systems; unfavorable economic and market conditions, the risk of a recession or other economic downturn and resulting impact on employment metrics, stock market or changes in interest rates; risks related to a downgrade in financial strength ratings of our insurance subsidiaries; the impact of our significant indebtedness and the potential for further indebtedness in the future; credit risk related to our reinsurers; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available through the Investor Relations section of www.thecignagroup.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. The Cigna Group undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

THE CIGNA GROUP			Exhibit 1
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)

	Three Months Ended		Nine Months Ended		Three Months Ended
	September 30,		September 30,		June 30,
(Dollars in millions, except per share amounts)	2025	2024	2025	2024	2025

REVENUES

Pharmacy revenues	$56,054	$48,284	$158,336	$135,421	$53,649
Premiums	9,081	11,436	30,973	34,493	9,156
Fees and other revenues	4,380	3,889	12,412	10,862	4,137
Net investment income	233	85	707	696	236
Total revenues	69,748	63,694	202,428	181,472	67,178
Net investment results from certain equity method investments	(178)	(177)	(272)	(238)	(44)
Special item related to impairment of dividend receivable	—	182	—	182	—
Adjusted revenues (1)	$69,570	$63,699	$202,156	$181,416	$67,134

Shareholders’ net income	$1,868	$739	$4,723	$2,010	$1,532
Pre-tax adjusted income (loss) from operations by segment
Evernorth Health Services	$1,903	$1,876	$5,033	$4,855	$1,696
Cigna Healthcare	1,038	1,174	3,419	3,718	1,094
Corporate and Other Operations	(363)	(431)	(1,131)	(1,273)	(357)
Adjusted income tax expense	(482)	(507)	(1,455)	(1,404)	(503)
Consolidated after-tax adjusted income from operations	$2,096	$2,112	$5,866	$5,896	$1,930

Weighted average shares (in thousands)	267,530	281,396	269,527	285,042	268,154
Common shares outstanding (in thousands)			267,072	279,839	266,901
SHAREHOLDERS’ EQUITY at September 30,			$41,805	$42,095
SHAREHOLDERS’ EQUITY PER SHARE at September 30,			$156.53	$150.43

	Three Months Ended				Nine Months Ended				Three Months Ended
	September 30,				September 30,				June 30,
	2025		2024		2025		2024		2025
(Dollars in millions, except per share amounts)	Pre-tax	After- tax	Pre-tax	After- tax	Pre-tax	After- tax	Pre-tax	After- tax	Pre-tax	After- tax

SHAREHOLDERS’ NET INCOME

Shareholders’ net income		$1,868		$739		$4,723		$2,010		$1,532
Adjustments to reconcile adjusted income from operations
Net investment (gains) losses (2)	$(204)	(43)	$744	740	$(348)	(194)	$2,567	2,547	$(96)	(103)
Amortization of acquired intangible assets	436	332	436	333	1,280	998	1,279	972	422	330
Special Items
Strategic optimization program	222	168	—	—	566	429	—	—	129	98
Integration and transaction-related costs	7	6	77	59	297	226	177	135	74	56
(Gain) loss on sale of businesses	(38)	(241)	87	62	(79)	(356)	106	19	—	—
(Benefits) associated with litigation matters	(17)	(13)	—	—	(17)	(13)	—	—	—	—
Deferred tax expenses, net	—	19	—	41	—	53	—	75	—	17
Impairment of dividend receivable	—	—	182	138	—	—	182	138	—	—
Adjusted income from operations (3)		$2,096		$2,112		$5,866		$5,896		$1,930

DILUTED EARNINGS PER SHARE

Shareholders’ net income		$6.98		$2.63		$17.52		$7.05		$5.71
Adjustments to reconcile to adjusted income from operations
Net investment (gains) losses (2)	$(0.76)	(0.16)	$2.64	2.63	$(1.29)	(0.72)	$9.00	8.93	$(0.36)	(0.38)
Amortization of acquired intangible assets	1.63	1.24	1.55	1.18	4.74	3.70	4.49	3.41	1.57	1.23
Special Items
Strategic optimization program	0.82	0.63	—	—	2.10	1.59	—	—	0.48	0.37
Integration and transaction-related costs	0.03	0.02	0.27	0.21	1.10	0.84	0.62	0.48	0.28	0.21
(Gain) loss on sale of businesses	(0.14)	(0.90)	0.31	0.22	(0.29)	(1.32)	0.37	0.07	—	—
(Benefits) associated with litigation matters	(0.06)	(0.05)	—	—	(0.06)	(0.05)	—	—	—	—
Deferred tax expenses, net	—	0.07	—	0.15	—	0.20	—	0.26	—	0.06
Impairment of dividend receivable	—	—	0.65	0.49	—	—	0.64	0.48	—	—
Adjusted income from operations (3)		$7.83		$7.51		$21.76		$20.68		$7.20
(1)  Adjusted revenues is defined as total revenues excluding the following adjustments: special items and The Cigna Group’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting. These items are excluded because they are not indicative of past or future underlying performance of our businesses.

(2) Includes Net investment gains/losses as presented in our Consolidated Statements of Income, as well as the Company’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting, which are presented within Fees and other revenues in our Consolidated Statements of Income.

(3) Adjusted income (loss) from operations is defined as shareholders’ net income (or income before income taxes less pre-tax income (loss) attributable to noncontrolling interests for the segment metric) excluding the following adjustments: net investment gains/losses, amortization of acquired intangible assets and special items. The Cigna Group’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded.